SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Global Crossing Limited

(Name of Registrant as specified in its Charter)

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May 2, 2006

You were recently sent a proxy statement dated April 28, 2006 for Global Crossing Limited relating to our annual meeting of shareholders to be held on June 13, 2006. Since mailing the proxy statement, we have determined that there were computational errors contained in (1) the Beneficial Ownership table and the Aggregated Option Exercises table relating to the split of vested versus unvested stock options for our named executive officers for 2005 and (2) the Summary Compensation table relating to the grant date per share fair market value of restricted stock units granted to such officers in 2005 and footnotes 2 and 3 to the table. Accordingly, we are providing you with the corrected information which should replace the Beneficial Ownership table and notes appearing on pages 16 and 17, the Summary Compensation table and notes on pages 29 and 30 and the Aggregated Option Exercises table on page 32 of the proxy statement.

The following information should be read in conjunction with the proxy statement, and you should consider the proxy statement to be amended to the extent set forth in this communication. You may revoke your proxy in the manner described on page 2 of the proxy statement.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of April 18, 2006, certain information regarding the beneficial ownership of the Company’s common shares by (1) each person or entity who is known by us to beneficially own 5% or more of our common shares, (2) each of our Directors and Executive Committee members, (3) each of our executive officers named in the Summary Compensation Table under the heading “Compensation of Executive Officers and Directors” below and (4) all of our Directors, Executive Committee members and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual’s spouse. Amounts appearing in the table below include (1) all common shares outstanding as of April 18, 2006 and (2) all common shares issuable upon the exercise of options, warrants or other rights within 60 days of April 18, 2006.

Beneficial Ownership of Common Shares

	Number of Shares(1)	Percentage of Class
STT Shareholder Group(2)	38,827,880	68.53%
Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (the “Slim Family”)(3)	2,557,000	10.48%
Richard Rainwater(4)	3,235,000	13.26%
Lodewijk Christiaan van Wachem, Chairman of the Board and Director	6,875	*
Peter Seah Lim Huat, Vice Chairman of the Board and Director(5)	29,875	*
E.C. “Pete” Aldridge, Jr., Director	1,250	*
Archie Clemins, Director	1,250	*
Donald L. Cromer, Director	1,250	*
Richard R. Erkeneff, Director	2,750	*
Lee Theng Kiat, Director(5)	156,650	*
Charles Macaluso, Director	1,250	*
Michael Rescoe, Director	1,250	*
Robert J. Sachs, Director	1,250	*
Steven T. Clontz, Executive Committee Member(5)	9,650	*
Jeremiah D. Lambert, Executive Committee Member	1,250	*
John J. Legere, Chief Executive Officer and Executive Committee Member(6)	253,709	*
David R. Carey, Executive Vice President Strategy and Corporate Development(6)	50,463	*
Daniel J. Enright, Executive Vice President, Global Operations(6)	50,342	*
Jean F.H.P. Mandeville, Executive Vice President and Chief Financial Officer(6)	34,154	*
José Antonio Ríos, Chief Administrative Officer, President-Global Crossing International and Chairman of the Board—Global Crossing UK(6)	95,999	*
All Directors, Executive Committee members and executive officers(6) as a group (25 persons)	973,998	3.86%

*	Percentage of shares beneficially owned does not exceed one percent.

(1)	As of April 18, 2006, 24,396,387 common shares and 18,000,000 Senior Preferred Shares were issued and outstanding. The Senior Preferred Shares are held by the STT Shareholder Group and are convertible into common shares on one-for-one basis (subject to adjustment). The provisions governing the conversion rights of the Senior Preferred Shares can be found in the “Certificate of Designations” filed as Exhibit 4.2 to our 2003 annual report on Form 10-K.
(2)	Based on information provided in Amendment No. 9 to Schedule 13D filed by such shareholders on January 4, 2006 and on Form 4 filed by such shareholders on March 30, 2006. STT Crossing Ltd. (“STT Crossing”) is an indirect subsidiary of Temasek Holdings (Private) Limited (“Temasek”), its ultimate parent entity, and is located at 10 Frere Felix de Valois Street, Port Louis, Mauritius. As of March 28, 2006, STT Crossing owned 6,567,900 common shares and 18,000,000 Senior Preferred Shares of GCL. STT Crossing holds $250 million principal amount of convertible notes issued by GCL on December 23, 2004 (the “Convertible Notes”). As a result, STT Crossing has, as of March 31, 2006, the immediate right to convert the Convertible Notes into 14,259,980 common shares. Temasek, through its ultimate ownership of STT Crossing, may be deemed to have voting and dispositive power over all such shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of such shares. In addition to the share amounts detailed herein, Temasek may be deemed to beneficially own 13,730 additional common shares, which are owned beneficially and of record by Temasek’s wholly owned subsidiary, Fullerton (Private) Limited.
(3)	Based on information provided in Amendment No. 5 to Schedule 13G filed by such shareholders on April 11, 2006 and on Form 4 filed by such shareholders on April 20, 2006. The members of the Slim Family have an address at Paseo de Las Palmas #736, Colonia Lomas de Chapultepec, 11000 Mexico, D.F., Mexico and have shared voting and dispositive power with respect to these shares. The members of the Slim Family are beneficiaries of a Mexican trust which in turn owns substantially all of the outstanding voting securities of Inmobiliaria Carso, S.A. de C.V (“Inmobiliaria”). Inmobiliaria is a holding company with portfolio interests in various companies which held 2,557,000 common shares of the Company on April 18, 2006.
(4)	Based on information provided in Amendment No. 1 to Schedule 13D filed by such shareholder on September 21, 2004. Such shares include (a) 3,126,458 shares owned directly by Mr. Rainwater and (b) 108,542 shares owned by The Richard E. Rainwater Charitable Remainder Unitrust No. 2 (the “Trust”). Mr. Rainwater is the sole trustee of the Trust and in that capacity exercises the power to vote and to dispose of all shares owned by the Trust. Mr. Rainwater may have a pecuniary interest in the shares owned by the Trust. Mr. Rainwater has sole voting and dispositive power with respect to the shares not owned by the Trust. Mr. Rainwater has a business address at 777 Main Street, Suite 2250, Fort Worth, Texas 76102.
(5)	These individuals’ holdings include the following shares issuable upon exercise of vested options granted by the STT Shareholder Group in the outstanding common shares of the Company held by the STT Shareholder Group: Mr. Seah, 28,000 shares; Mr. Lee, 155,400 shares; and Mr. Clontz, 8,400 shares.
(6)	These individuals’ holdings include the following shares issuable upon exercise of vested options granted by the Company under the 2003 Global Crossing Limited Stock Incentive Plan; Mr. Legere, 246,016 shares; Mr. Carey, 40,669 shares; Mr. Enright, 40,669 shares; Mr. Mandeville, 24,446 shares; Mr. Ríos, 80,671 shares; and the rest of the executive officers as a group, 227,278 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

After legal review, an amended Form 4 was filed on behalf of Jean F.H.P. Mandeville on June 28, 2005. On February 1, 2005, Mr. Mandeville assumed the role of Chief Financial Officer of Global Crossing and ceased being a member of the Executive Committee. Because of such change, all restricted stock units previously granted to Mr. Mandeville in his capacity as an Executive Committee Member were relinquished as of such date. The amended Form 4 amended the original Form 4 filed on February 3, 2005 in order to reflect such relinquishment.

Summary Compensation Table

The table below sets forth information concerning compensation paid to the CEO and the four other most highly compensated executive officers (the “Named Executive Officers”) during the periods presented.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Award(s)(3)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation(4)
John J. Legere Chief Executive Officer	2005 2004 2003	$1,100,000 1,100,000 1,087,356	$1,425,600 412,500 4,028,000	$1,006,370 409,684 157,335	$1,440,000 1,467,500 —	— 88,000 325,000	— — —	— — —

David R. Carey EVP Strategy & Corp. Dev.	2005 2004 2003	$375,000 308,549 296,552	$486,000 90,997 90,000	$5,154 282 3,465	$240,000 176,100 —	22,000 50,000		$3,094 2,625 2,400

Daniel J. Enright EVP Global Operations	2005 2004 2003	$350,000 327,850 290,014	$453,600 96,102 297,500	$560 560 523	$240,000 176,100 —	22,000 50,000		$3,354 2,438 2,400

Jean F.H.P. Mandeville EVP Chief Financial Officer	2005 2004 2003	$389,583 — —	$504,020 — —	$128,869 — —	$352,000 — —	73,326 — —	— —	$4,175 71,250 —	(5)

José Antonio Ríos Chief Admin Officer Pres., Global Crossing Intl.	2005 2004 2003	$499,999 500,000 494,253	$648,000 187,500 195,000	$3,455 1,013,717 1,068,623	$352,000 352,200 —	— 22,000 110,000	— — —	— — —

(1)	The amounts in this column generally represent corporate annual, quarterly and retention bonuses for executives. In addition:

•	Mr. Legere’s 2003 bonus includes a contingent performance fee of $2,700,000 and a retention bonus of $800,000 (both of which are described below under “Certain Compensation Arrangements”).

•	Mr. Enright’s 2003 bonus includes a retention bonus of $200,000.

•	The 2003 bonuses of the Named Executive Officers include the following one-time bonuses relating to our December 9, 2003 emergence from bankruptcy, which were paid on January 15, 2004: $528,000 for Mr. Legere, $90,000 for Mr. Carey, $97,500 for Mr. Enright and $195,000 for Mr. Ríos.

•	The payout of the 2005 bonus was generally divided equally between cash and Global Crossing common shares with immediate vesting. Specifically, Mr. Carey received $243,018 cash and 13,443 shares, Mr. Enright received $226,813 cash and 12,547 shares, Mr. Mandeville received $252,018 cash and 13,942 shares and Mr. Ríos received $324,006 cash and 17,925 shares. Mr. Legere’s bonus, which is subject to the terms of his December 9, 2003 employment agreement, was paid solely in cash.

(2)	The amounts in this column include the following:

•	Tax payments and related tax gross-up payments for Mr. Legere of $2,277 in 2003, $257,088 in 2004 and $490,452 in 2005, for Mr. Carey of $1,456 in 2003 and $1,688 in 2005 and for Mr. Mandeville of $24,713 in 2005.

•	Temporary living expenses for Mr. Legere of $154,794 in 2003, $152,314 in 2004 and $5,997 in 2005.

•	Relocation expenses for Mr. Legere of $509,659 in 2005 and for Mr. Mandeville of $53,944 in 2005.

•	Loan forgiveness for Mr. Ríos of $1,000,000 in 2003 and $1,000,000 in 2004.

•	The value of imputed interest for Mr. Ríos of $68,100 in 2003 and $10,262 in 2004.

•	Mortgage reimbursement for Mr. Mandeville of $50,000 in 2005.

(3)	The restricted stock units (“RSUs”) granted on March 8, 2004, will vest 10%, 15%, 20%, 25% and 30%, respectively, on the first through fifth anniversaries of the date of grant. The RSUs granted on June 14, 2005 will vest in their entirety on June 14, 2008. Additionally, upon the occurrence of a change in control, any portion of these awards still subject to restrictions shall vest. Also, the vesting of Mr. Legere’s RSUs will be accelerated in the event of a “Designated Termination,” as defined below under “Certain Compensation Arrangements.” The values of the RSUs indicated in the above table are based on the fair market value of the Company’s common shares on the date of grant, which was of $29.35 per share in the case of the 2004 RSUs and $16.00 per share for the 2005 RSUs. No dividends are payable on RSUs. Based on the fair market value of the Company’s common shares on December 31, 2005 of $16.03 per share, the aggregate year-end 2005 RSU holdings of the Named Executive Officers (net of vested RSUs), are as follows:

•	For Mr. Legere, 135,000 RSUs with an aggregate value of $2,164,050.

•	For Mr. Carey, 20,400 RSUs with an aggregate value of $327,012.

•	For Mr. Enright, 20,400 RSUs with an aggregate value of $327,012.

•	For Mr. Mandeville, 22,000 RSUs with an aggregate value of $352,660.

•	For Mr. Ríos, 32,800 RSUs with an aggregate value of $525,784.

(4)	The amounts in this column represent 401(k) plan matches and Supplemental Retirement Savings Plan (“SRSP”) payments. The purpose of the SRSP is to afford eligible employees the opportunity to defer into the SRSP the contributions that otherwise would have been permitted to be deferred into a 401(k) or other similar employee retirement savings plan, but for certain contribution or compensation limits imposed by the Internal Revenue Code.

(5)	In 2004 Mr. Mandeville served as a member of the Executive Committee of the Company. In such role, Mr. Mandeville received fees of approximately $71,250 which included a committee retainer fee and payments for attendance at committee meetings.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year (2005) and the 2005 year-end value of such executive officers’ unexercised options.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-The-Money Options At Fiscal Year End*
			No. of Exercisable Options	No. of Non-Exercisable Options	Value of Exercisable Options	Value of Unexercisable Options
John J. Legere Chief Executive Officer	0	$0.00	246,016	166,984	$1,290,671	$673,399

David R. Carey Executive Vice President Strategy and Corporate Development	0	$0.00	40,669	31,331	$200,370	$107,210

Daniel J. Enright Executive Vice President, Global Operations	0	$0.00	40,669	31,331	$200,370	$107,210

Jean F.H.P. Mandeville Executive Vice President and Chief Financial Officer	0	$0.00	0	73,326	$0	$0

José Antonio Ríos Chief Administrative Officer and President, Global Crossing International	0	$0.00	80,671	51,329	$435,182	$224,598

*	Based on the excess of the fair market value of the common shares on December 31, 2005 of $16.03 per share over the respective option exercise prices.